IVC INDUSTRIES, INC. AND SUBSIDIARIES
                                   EXHIBIT 11
                        COMPUTATION OF EARNINGS PER SHARE
               (Dollars in Thousand, Except Per Share Information)
                                   (unaudited)
                           --------------------------

                                                    Three Months ended            Six Months ended
                                                        January 31,                   January 31,
                                                    2000           1999           2000          1999
                                                 ----------     ----------     ----------     ----------
Basic:
     Net income                                  $      458     $      569     $    5,434     $      748

Weighted average shares outstanding               2,088,092      2,151,443      2,088,092      2,151,443
                                                 ==========     ==========     ==========     ==========
Basic earnings per share                         $      .22     $      .24     $     2.60     $      .32
                                                 ==========     ==========     ==========     ==========
Diluted:

     Net income                                  $      458     $      569     $    5,434     $      748

Weighted average shares outstanding               2,088,092      2,151,443      2,088,092      2,151,443

Incremental shares under Stock Option Plan            5,837             12          3,798             57
                                                 ----------     ----------     ----------     ----------
Adjusted weighted average shares outstanding      2,093,929      2,151,455      2,091,890      2,151,500
                                                 ==========     ==========     ==========     ==========
Diluted earnings per share                       $      .22     $      .24     $     2.60     $      .32
                                                 ==========     ==========     ==========     ==========